EXHIBIT 5








                                               July 22, 1996



American Radio Systems Corporation
116 Huntington Avenue
Boston, MA 02116

         Re:      Registration Statement on Form S-8/S-3
                  1,572,800 Shares of Class B Common Stock and
                  1,976,800 Shares of Class A Common Stock

Dear Sir or Madam:

         In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by American Radio Systems Corporation, a Delaware corporation ("American"), of 1,572,800 shares of its Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 1,976,800 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), including 1,572,800 shares of its Class A Common Stock into which the registered shares of Class B Common Stock are convertible (collectively, the "Registered Shares") which underlie options which were issued or are to be issued to purchase the Class A Common Stock and the Class B Common Stock of American under the American Radio Systems Amended and Restated Stock Option Plan, as amended (the "Stock Option Plan"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to American's registration statement on Form S-8/S-3 (the "Registration Statement").

         We have acted as counsel to American in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation of American, as amended (the "Restated Certificate"), the Stock Option Plan, corporate records, certificates and statements of officers and accountants of American and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

         We assume that the number and issuance of options to be offered from time to time pursuant to the Stock Option Plan have been and will be determined and authorized by proper action of the Board of Directors, or a committee thereof, of the Company and that the number, issuance and sale


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American Radio Systems Corporation
July 22, 1996
Page 2


of the Registered Shares to be offered from time to time pursuant to the exercise of such options have been and will be determined in accordance with the parameters described in the Stock Option Plan and in accordance with the Restated Certificate, including the provisions relating to the conversion of the Class B Common Stock into the Class A Common Stock, and applicable Delaware law. We further assume that prior to the issuance of any Registered Shares, there will exist, under the Company's Restated Certificate, the requisite number of authorized shares of common stock for such issuance which are unissued and are not otherwise reserved for issuance.

         Based on and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, upon due authorization by the Board of Directors, or a committee thereof, of the Company of an issuance of an option pursuant to the Stock Option Plan, and upon an issuance by the Company of Registered Shares pursuant to the exercise of such option and upon delivery of certificates representing the Registered Shares against payment therefor in the manner contemplated by the Stock Option Plan, the Registration Statement and any applicable amendment of either thereof, the Registered Shares represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                                 Very truly yours,


                                                 /s/ SULLIVAN & WORCESTER LLP
                                                 SULLIVAN & WORCESTER LLP